Exhibit 99.1

First Reserve Sustainable Growth Corp. Announces Redemption of Public Shares and Subsequent Dissolution

STAMFORD, CT And HOUSTON, TX, March 6, 2023 – First Reserve Sustainable Growth Corp. (the “Company”) (NASDAQ: FRSG, FRSGU, FRSGW) today announced that it will redeem all outstanding shares of its Class A common stock sold as part of the units in the Company’s initial public offering, regardless of whether they were purchased in the initial public offering or thereafter in the open market (the “public shares”), effective as of the close of business on March 10, 2023, as the Company will not consummate an initial business combination within the time period required by its amended and restated certificate of incorporation (the “Charter”).

Pursuant to the Charter, if the Company does not consummate an initial business combination by March 9, 2023, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The per-share redemption price for the public shares will be approximately $10.16 (the “Redemption Amount”). Funds in the Company’s trust account, including any interest thereon, will not be used to pay for any excise tax imposed under the Inflation Reduction Act of 2022.

The Company anticipates that the public shares will cease trading as of the open of business on March 8, 2023, in order to allow time for the settlement of trades. As of the close of business on March 10, 2023, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless, and the Company’s Class B common stock issued prior to the Company’s initial public offering. After March 10, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that NASDAQ will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About First Reserve Sustainable Corp.

First Reserve Sustainable Growth Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s most recently filed Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.